Exhibit 99.1

DGT HOLDINGS CORP.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheet as of July 30, 2011 and the unaudited pro forma consolidated statements of operations for the fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009 are based on the historical financial statements of DGT Holdings Corp. (the “Company”) after giving effect to the Company’s disposition of its Villa Sistemi Medicali S.p.A. (“Villa”) subsidiary on November 3, 2011, as more fully described at Item 2.01 of this Current Report on Form 8-K, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated balance sheet as of July 30, 2011, is presented as if the disposition of Villa had occurred on July 30, 2011.

The unaudited pro forma consolidated statements of operations for the fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009 are presented as if the Villa disposition had occurred on August 2, 2008 and were carried through each of the respective periods.

The unaudited pro forma consolidated financial statements have been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and Villa not been a combined company during the specified periods.  The unaudited pro forma consolidated financial statements, including notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended July 30, 2011.

DGT HOLDINGS CORP.

PRO FORMA BALANCE SHEET (UNAUDITED)
(DOLLARS IN THOUSANDS EXCEPT PAR VALUE)

	July 30, 2011
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,629	$22,875	(a) (c)	$46,504
Trade receivables	15,763	(14,194	)(b)	1,569
Inventories (net of allowance for excess and obsolete)	10,730	(9,022	)(b)	1,708
Prepaid expenses and other current assets	2,723	(1,777	)(a) (b)	946
Total current assets	52,845	(2,118)		50,727
NON-CURRENT ASSETS:
Property plant and equipment, net	5,232	(580	)(b)	4,652
Deferred income taxes	578	(578	)(b)	-
Goodwill	4,526	(4,526	)(b)	-
Other assets	120	(25	)(a) (b)	95
Total non-current assets	10,456	(5,709)		4,747
TOTAL ASSETS	$63,301	$(7,827)		$55,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	193	(111	)(b)	82
Accounts payable – trade	7,125	(6,395	)(b)	730
Accrued expenses	7,380	(5,919	)(a) (b) (d)	1,461
Total current liabilities	14,698	(12,425)		2,273
NON-CURRENT LIABILITIES:
Long-term debt, less current portion	2,355	-		2,355
Other long-term liabilities	1,950	(1,950	)(b)	-
Total non-current liabilities	1,950	(1,950)		2,355
Total liabilities	19,003	(14,375)		4,628
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock -- $.10 par value*	404	-		404
Additional paid-in capital *	97,646	-		97,646
Treasury shares, at cost *	(7,176)	(861	)(c)	(8,037)
Accumulated other comprehensive income	2,596	(1,764	)(b)	832
Accumulated deficit	(49,172)	9,173	(a)	(39,999)
Total shareholders’ equity	44,298	6,548		50,846
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$63,301	$(7,827)		$55,474

*  Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

DGT HOLDINGS CORP.

PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	Year Ended July 30, 2011
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$67,921	$57,138	(e)	$10,783
COST OF SALES	52,734	44,769	(e)	7,965
GROSS MARGIN	15,187	12,369		2,818

Selling, general and administrative	10,191	5,865	(e)	4,326
Research and development	2,076	1,973	(e)	103
Total operating expenses	12,267	7,838		4,429
OPERATING INCOME (LOSS)	2,920	4,531		(1,611)
Interest expense (net of interest income)	(167)	(77	)(e)	(90)
Other income	256	(201)	(e)	457
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,009	4,253		(1,244)
Income tax provision	1,879	1,696	(e)	183
INCOME (LOSS) FROM CONTINUING OPERATIONS	$1,130	$2,557		$(1,427)

NET INCOME (LOSS) PER BASIC SHARE	$0.37			$(0.47)
Weighted average shares outstanding*	3,045,923			3,017,819

NET INCOME (LOSS) PER DILUTED SHARE	$0.37			$(0.47)
Weighted average shares outstanding*	3,046,770			3,018,666

*  Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

DGT HOLDINGS CORP.

PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	Year Ended July 31, 2010
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$56,168	$43,695	(e)	$12,473
COST OF SALES	42,118	33,911	(e)	8,207
GROSS MARGIN	14,050	9,784		4,266

Selling, general and administrative	8,577	4,873	(e)	3,704
Research and development	2,054	1,952	(e)	102
Total operating expenses	10,631	6,825		3,806
OPERATING INCOME	3,419	2,959		460
Interest expense (net of interest income)	(418)	(83	)(e)	(335)
Other income	444	(161	)(e)	605
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,445	2,715		730
Income tax provision	1,100	1,145	(e)	(45)
INCOME FROM CONTINUING OPERATIONS	$2,345	$1,570		$775

NET INCOME PER BASIC SHARE	$1.29			$0.44
Weighted average shares outstanding*	1,817,464			1,761,264

NET INCOME PER DILUTED SHARE	$1.29			$0.44
Weighted average shares outstanding*	1,817,464			1,761,264

*  Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

DGT HOLDINGS CORP.

PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	Year Ended August 1, 2009
	As Reported	Pro Forma Adjustments		Pro Forma

NET SALES	$52,885	$40,933	(e)	$11,952
COST OF SALES	39,239	31,852	(e)	7,387
GROSS MARGIN	13,646	9,081		4,565

Selling, general and administrative	8,078	4,505	(e)	3,573
Research and development	1,992	1,935	(e)	57
Litigation settlement costs	2,536	-		2,536
Total operating expenses	12,606	6,440		6,166
OPERATING INCOME (LOSS)	1,040	2,641	(e)	(1,601)
Interest expense (net of interest income)	(294)	(85	)(e)	(209)
Other income	265	(188)	(e)	453
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,011	2,368		(1,357)
Income tax provision	995	1,079	(e)	(84)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$16	$1,289		$(1,273)

NET INCOME (LOSS) PER BASIC SHARE	$0.01			$(0.70)
Weighted average shares outstanding*	1,862,856			1,806,656

NET INCOME (LOSS) PER DILUTED SHARE	$0.01			$(0.70)
Weighted average shares outstanding*	1,862,856			1,806,656

* Adjusted for 1 for 50 and 4 for 1 stock splits effective January 6, 2011.

DGT HOLDINGS CORP.

Notes to Unaudited Pro Forma Consolidated Financial Statements
Dollars in thousands

On August 3, 2011, the Board of Directors of the Company approved the sale of Villa and on September 12, 2011, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with VIV s.r.l., a limited liability company incorporated under Italian law (“VIV”) pursuant to which the Company agreed to sell all of its shares in Villa to VIV.  The sale price is 16,500,000 Euro (approximately $23,800 using the translation rates at July 30, 2011) in cash and an unsecured subordinated promissory note of 500,000 euro.  The promissory note has a term of 5 years, with interest accruing at a rate of 6% per annum, beginning eighteen months after issuance.  The note may be prepaid at any time, but if prepayment in full occurs during the first eighteen months, the total principal will be reduced to 400,000 euro.  The consummation of the Villa sale occurred on November 3, 2011.  The Company retains the real estate from which Villa operates, which is subject to a twelve year lease with VIV.

The accompanying unaudited pro forma consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of such disposition on the historical financial information of the Company.  The adjustments, which include the results of operations and assets and liabilities of the Company’s Villa business, are described in the notes to the unaudited pro forma consolidated financial statements and are set forth in the “Pro Forma Adjustments” column.  The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

Pro Forma Adjustments

The following pro forma adjustments to the unaudited consolidated statements of operations and consolidated balance sheet have been prepared to reflect the following:

(a)	The pro forma adjustment reflects the 16,500,000 euro proceeds to be received and the 500,000 promissory note at the US dollar value as of July 30, 2011.

(b)
The pro forma consolidated balance sheet reflects the effects of the sale of the Company’s Villa business as if it had been consummated on July 30, 2011, which includes pro forma adjustments for the transfer of all related assets, assumed liabilities, transaction costs and related gain on disposition of $9,676, net of taxes of $503.

(c)
The pro forma consolidated balance sheet reflects the repurchase of 28,104 shares of the Company’s common stock in accordance with a Share Repurchase Agreement.  The repurchase price was approximately 0.6 million Euro, or approximately $861 as of July 30, 2011.

(d)	The pro forma adjustment reflects the estimated transaction costs of $80 to be paid for commissions and legal and accounting fees related to the sale of the Company’s Villa subsidiary.

(e)
The pro forma statements of operations for fiscal years ended July 30, 2011, July 31, 2010 and August 1, 2009, assume the sale of the Company’s Villa subsidiary had been consummated on August 2, 2008.  The pro forma adjustments eliminate the net revenues and expenses which are directly attributable to Villa and will not continue after the completion of the sale of the business.  These pro forma adjustments also assume that the lease of the building to VIV by the Company commenced on August 2, 2008.